Exhibit 10.9

November __, 2016

Integrated Surgical Systems, Inc.

2425 Cedar Springs Road

Dallas, TX 75201

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Share Exchange Agreement (the “Purchase Agreement”) between Integrated Surgical Systems, Inc., a Delaware corporation (the “Company”), theMaven Network, Inc., a Nevada corporation (“theMaven”) and the shareholder of theMaven, pursuant to which the undersigned will exchange his/her equity interest in theMaven for the shares of common stock, par value $0.01, of the Company (the Common Stock”).

In connection with and as a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement, the undersigned agrees that, during the period beginning on and including the Closing Date (as defined in the Purchase Agreement) through and including the date that is one year after the Closing Date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Company, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any shares of Common Stock.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Company, (1) transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock as a bona fide gift or gifts effected for tax planning purposes, or by will or intestacy to any member of the Immediate Family (as defined below) of the undersigned, or to a trust or trusts for exclusive benefit of the undersigned or those members of the Immediate Family of the undersigned; provided, however, that it shall be a condition to the transfer that the transferee executes and delivers to the Company not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement, or (2) exercise or convert the currently outstanding warrants or options so long as the undersigned agrees that the shares of Common Stock received from any such exercise will be subject to this agreement. For purposes of this paragraph, “Immediate Family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

[Name]

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